BYLAWS

                                       OF

                     NEXTWAVE PERSONAL COMMUNICATIONS, INC.

                                     BYLAWS
                                       of
                      NEXTWAVE PERSONAL COMMUNICATIONS INC.


                                TABLE OF CONTENTS
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ARTICLE I                 OFFICES......................................................................1

           Section 1.          Registered Office.......................................................1

           Section 2.          Other Offices...........................................................1

ARTICLE II                MEETINGS OF STOCKHOLDERS.....................................................1

           Section 1.          Time and Place of Meetings..............................................1

           Section 2.          Annual Meeting..........................................................1

           Section 3.          Special Meetings........................................................1

           Section 4.          Notice of Meetings......................................................1

           Section 5.          Stockholder List........................................................2

           Section 6.          Quorum..................................................................2

           Section 7.          Proxies.................................................................2

           Section 8.          Voting..................................................................2

           Section 9.          Voting of Certain Shares................................................3

           Section 10.         Action Without Meeting..................................................3

           Section 11.         Treasury Stock..........................................................3


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ARTICLE III               DIRECTORS....................................................................3

           Section 1.          Powers..................................................................3

           Section 2.          Number and Term of Office...............................................4

           Section 3.          Resignations and Vacancies..............................................4

           Section 4.          Removal.................................................................4

           Section 5.          Dividends and Reserves..................................................4

           Section 6.          Regular Meetings........................................................4

           Section 7.          Special Meetings........................................................4

           Section 8.          Quorum..................................................................4

           Section 9.          Written Action..........................................................5

           Section 10.         Presumption of Assent...................................................5

           Section 11.         Participation in Meetings by Conference Telephone.......................5

           Section 12.         Committees..............................................................5

           Section 13.         Fees and Compensation of Directors......................................6

           Section 14.         Rules...................................................................6

ARTICLE IV                NOTICES......................................................................6

           Section 1.          Generally...............................................................6

           Section 2.          Waivers.................................................................6

ARTICLE V                 OFFICERS.....................................................................7

           Section 1.          Offices and Official Positions..........................................7

           Section 2.          Compensation............................................................7

           Section 3.          Succession..............................................................7

           Section 4.          Authority and Duties....................................................7

           Section 5.          Chairman of the Board...................................................7

           Section 6.          President/Chief Executive Officer.......................................7

           Section 7.          Execution of Documents..................................................8

           Section 8.          Vice Presidents.........................................................8

           Section 9.          Secretary and Assistant Secretaries.....................................8

           Section 10.         Treasurer and Assistant Treasurers......................................9

           Section 11.         Controller..............................................................9

           Section 12.         General Counsel.........................................................9

ARTICLE VI                STOCKS......................................................................10

           Section 1.          Certificates...........................................................10

           Section 2.          Transfer...............................................................10

           Section 3.          Lost, Stolen or Destroyed Certificates.................................10

           Section 4.          Record Date............................................................10


ARTICLE VII               INDEMNIFICATION.............................................................11

           Section 1.          Indemnification........................................................11

ARTICLE VIII              GENERAL PROVISIONS..........................................................12

           Section 1.          Fiscal Year............................................................12

           Section 2.          Corporate Seal.........................................................12

           Section 3.          Reliance upon Books, Reports and Records...............................12

           Section 4.          Time Periods...........................................................12


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           Section 5.          Dividends..............................................................12

ARTICLE IX                CONTRACTS, LOANS, CHECKS AND DEPOSITS.......................................12

           Section 1.          Contracts and Other Instruments........................................12

           Section 2.          Loans..................................................................13

           Section 3.          Checks, Drafts, etc....................................................13

           Section 4.          Deposits...............................................................13

ARTICLE X                 AMENDMENTS..................................................................13

           Section 1.          Amendments.............................................................13

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                                     BYLAWS

                                       OF

                      NEXTWAVE PERSONAL COMMUNICATIONS INC.



                                   ARTICLE I

                                     OFFICES

Section 1. Registered Office. The registered office of NextWave Personal communications Inc., a Delaware corporation (the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent is Corporation Service Company.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any place within or without the State of Delaware, as may be authorized by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. Annual meetings of stockholders shall be held on the date as shall be designated by the Board of Directors at which meeting the stockholders shall elect by plurality vote by the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by Certificate of Incorporation, may be called by the Board of Directors, the Chairman of the Board or the President, and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in the amount of entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting. Any special meeting of the stockholders shall be held at such place, on such date and at such time as the Chairman of the Board, the President or the Secretary, as the case may be, shall fix.

Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another


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place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to examination of any stockholder of the Corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection for any purpose germane to the meeting of any stockholder who may be present.

Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 7. Proxies. At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

Section 8. Voting. Except as otherwise provided by statute or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the stockholder or his or her duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. The vote upon any question brought before a meeting of the stockholders shall be by written ballot, except as otherwise required by these Bylaws, may be by voice vote. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question


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properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote maybe voted by such trustee, receiver or pledgee either in person or by proxy as provided by Delaware law.

Section 10. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consent shall be filed with the Minutes of Proceedings of the stockholders and shall have the same force and effect as the unanimous vote of stockholders.

Section 11. Treasury Stock. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of this Corporation to vote shares of its own stock held by it in a fiduciary capacity.

                                  ARTICLE III

                                    DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.


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Section 2. Number and Term of Office. The Board of Directors shall consist of at least one (1) director. The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease there shall be vacancies on the Board which are being eliminated by such decrease.

Section 3. Resignations and Vacancies. Any director may resign at any time by giving written notice to the Board of Directors or to the President. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the authorized number of directors by amendment of Section 2 of Article III of these Bylaws, a majority of the directors then in office, although less than a quorum, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor shall be duly elected and qualified, unless sooner displaced.

Section 4. Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any meeting of the stockholders, by the affirmative vote of the holders of a majority of the stock of the Corporation having voting power, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at such meeting.

Section 5. Dividends and Reserves. Dividends upon stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The Board of Directors may set apart, out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

Section 6. Regular Meetings. Regular meetings of the Board of Directors nay be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's written notice to each director by whom such notice is not waived, given either personally or by mail, facsimile or telegram, shall be called by the President or the Secretary in like manner and on like notice on the written request of any two directors.

Section 8. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at


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any meeting at which there is a quorum shall be the act of the Board of
Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or Committee.

Section 10. Presumption of Assent. Unless otherwise provided by statute, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an Agreement of Merger or Consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending the Bylaws of the Corporation; and unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of


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Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee.

Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

Section 13. Fees and Compensation of Directors. Directors shall not receive any stated salary for their services as such; but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the board. Members of the board shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 14. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these by-laws.

                                   ARTICLE IV

                                     NOTICES

Section 1. Generally. Whenever under the provisions of the statues or the certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation; with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to the directors may also be given by telegram, telephone or facsimile.

Section 2. Waivers. Whenever any notice is required to be given under the provisions of the statutes or the certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.




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                                   ARTICLE V

                                    OFFICERS

Section 1. Offices and Official Positions. The officers of the Corporation shall be a Chairman of the Board, Chief Executive officer, President, one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors shall determine. Any two or more offices may be held by the same person. None of the officers need be a director, a stockholder of the corporation or a resident of the State of Delaware.

Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 3. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are stated in these Bylaws or as may be specified by the Board of Directors in a resolution which is not inconsistent with these Bylaws customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these Bylaws.

Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and he shall have such other duties and responsibilities as may be assigned to him by the Board of Directors. The Chairman shall have overall responsibility for the management and direction of the business and affairs of the Corporation. The Chairman shall be the senior officer of the Corporation and in case of the inability or failure of the President to perform the duties of that office, shall perform the duties of the President. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

Section 6. President/Chief Executive Officer. The President may or may not be the Chief Executive Officer of the Corporation and either the Chief Executive officer or the President shall preside at all meetings of the stockholders, the Board of Directors or any committee officer is a member. The President and Chief Executive Officer shall each have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation,


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subject to such policies and directions as may be determined by the Chairman of the Board or provided by the Board of Directors. Both the Chief Executive Officer and the President shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these Bylaws or action of the Board of Directors. The Chief Executive Officer and the President shall each also have power to execute, and shall execute, deeds, mortgages, bonds, contracts or other instruments of the Corporation except where required or permitted by statute to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or to some other officer or agent of the Corporation. The President may sign with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the Corporation the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the Corporation. The President and Chief Executive officer in general shall have all other powers and shall perform all other duties as may be prescribed by the Board of Directors from time to time.

Section 7. Execution of Documents. The Chairman of the Board and the President and Chief Executive Officer shall have, and each of them is hereby given, full power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In addition, the Chairman of the Board, the Chief Executive Officer and the President may delegate to other officers, employees, and agents of the Corporation the power and authority to execute, on behalf of the Corporation, duly authorized contracts, agreements, deeds, conveyances, or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, with such limitations as the Chairman of the Board, the Chief Executive officer or the President may specify; such authority so delegated by the Chairman of the Board, the Chief Executive officer or the President shall not be re-delegated by the person to whom such execution authority has been delegated.

Section 8. Vice Presidents. In the absence of the President and the Chief Executive Officer, or in the event of such individual(s) inability or refusal to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the President, shall perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these Bylaws, or action of the Board of Directors, as from time to time may be prescribed for them, respectively, by the Board of Directors or the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the Corporation the issuance of which shall have been duly authorized by the Board of Directors.

Section 9. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and


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record all the proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors, the Chairman, or the President. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors, the Chairman, or the President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except for those for which some other officer or agent has been designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates.

Assistant Secretaries, in order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors, the Chairman, and the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors, the Chairman, and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all boxes, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in accordance with accepted accounting methods and procedures. The Controller shall initiate periodic audits of the accounting records, methods and systems of the Corporation. The Controller shall render to the Board of Directors, the Chairman, and the President, as and when required by them, or any of them, a statement of the financial condition of the Corporation.

Section 12. General Counsel. The General Counsel shall be the chief legal officer of the Corporation. The General Counsel shall provide legal counsel and advice to the Board of Directors and to the officers with respect to compliance


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with applicable laws and regulations. The General Counsel shall also provide or obtain legal defense of the Corporation. The General Counsel shall render to the Board of Directors, the Chairman, and the President, as and when required by them, or any of them, a report on the status of claims against, and pending litigation of the corporation.

                                   ARTICLE VI

                                     STOCKS

Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Where any such certificate is countersigned by a transfer agent or a registrar other than the Corporation or its employee, the signatures of any such officers of the Corporation and the seal of the Corporation, if any; upon such certificates may be facsimiles, engraved or printed.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost, Stolen or Destroyed Certificates. The President or the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the President, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the President requires the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the President may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of


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stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) action. If no record date is fixed. the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                  ARTICLE VII

                                INDEMNIFICATION

Section 1. Indemnification. Each person who at any time is or shall have been a director, officer, employee or agent of this Corporation, or is or shall have been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by this Corporation in accordance with and to the full extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of this Bylaw or as amended from time to time. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty.


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
                                  ARTICLE VIII

                               GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 5. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to statute. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the. Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation; and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, or of any division thereof, and such authority may be general or confirmed to specific instances.


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Section 2. Loans. No loans shall be contracted on behalf of the Corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the Corporation or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

Section 4. Deposits. All funds of the Corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE X

                                   AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.









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                            CERTIFICATE OF SECRETARY

                     I, Stephen C. Park, Secretary of NextWave Personal Communications Inc., a Delaware corporation, do hereby certify that the foregoing Bylaws of NextWave Personal Communications Inc. are the duly adopted Bylaws of said Corporation as they are in effect on the date hereof.

                 Executed at ________________, effective as of May ____, 1995.




                                          ----------------------------------
                                          Stephen C.  Park, Secretary